UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2013

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
LNG Sale and Purchase Agreement
On December 4, 2013, Cheniere Energy, Inc. ("CEI") issued a press release announcing the signing of an LNG Sale and Purchase Agreement ("SPA") between Corpus Christi Liquefaction, LLC, a subsidiary of CEI ("CCLNG"), and PT PERTAMINA (PERSERO) ("Pertamina").
Under the SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•
Commencing on the date of first commercial delivery of LNG from the first liquefaction train at the CCLNG facility (as determined in accordance with the SPA), CCLNG will sell and make available for delivery, and Pertamina will take and pay for, cargoes of liquefied natural gas ("LNG") with an annual contract quantity of 39,680,000 MMBtu (equivalent to approximately 0.8 million tonnes per annum ("mtpa")).

•
Pertamina will pay CCLNG a contract sales price for each MMBtu of LNG delivered under the SPA. The contract sales price will be equal to $3.50 plus 115% of the final settlement price for the New York Mercantile Exchange Henry Hub natural gas futures contract for the month in which the relevant cargo is scheduled. 11.5% of the fixed portion of the contract sales price will be subject to an annual adjustment for inflation.

•
Pertamina will have the right to suspend delivery of all cargoes of LNG scheduled in a month by a timely advance notice, in which case Pertamina will continue to be obligated to pay the fixed portion of the contract sales price with respect to the quantity of LNG suspended but will forfeit its right to receive the suspended quantity. Pertamina will have the right to resume delivery of cargoes of LNG by a timely advance notice.

•
The SPA will have a 20-year term, commencing on the date of first commercial delivery of LNG from the first liquefaction train (as determined in accordance with the SPA). Pertamina will have the right to extend the 20-year term for an additional period of up to 10 years.

•	The obligations of CCLNG to proceed with the first liquefaction train under the SPA will become effective when the following conditions have been satisfied or waived:

◦	CCLNG has received all regulatory approvals required for construction and operation of the first liquefaction train and related facilities in San Patricio and Nueces county, Texas;

◦	CCLNG has secured the necessary financing arrangements to construct and operate its first liquefaction train and related facilities;

◦	CCLNG has taken a positive final investment decision to proceed with construction of its first liquefaction train and related facilities;

◦	specified regulatory authorizations are in effect permitting CCLNG or an affiliate to export LNG from the United States; and

◦	CCLNG has issued an unconditional notice to proceed with the construction of the first liquefaction train.

•
CCLNG will designate the date for the first commercial delivery of LNG from the first liquefaction train within the 180-day period commencing 48 months after the date the preceding conditions have been satisfied or waived.

Pertamina would have the right to terminate the SPA if CCLNG declared an event of force majeure (as defined and provided in the SPA) one or more times and the interruptions from such force majeure events aggregated 24 or more months during any 36-month period and resulted in a 50 percent or greater reduction in the annual contract quantity of LNG available to Pertamina during that period. Pertamina would also have the right to terminate the SPA if, among other things, CCLNG failed to make available to Pertamina 50 percent or greater of the cargoes scheduled in any 12-month period, or the first liquefaction train had not commenced commercial operations at the CCLNG facility within 180 days after the date designated for the first commercial delivery.
CCLNG would have the right to terminate the SPA if: (i) Pertamina declared an event of force majeure one or more times and the interruptions from such force majeure events aggregated 24 or more months during any 36-month period and resulted in Pertamina being prevented from taking 50 percent or more of the annual contract quantity of LNG during that period; (ii) Pertamina failed to take 50 percent or greater of the cargoes scheduled in any 12-month period; (iii) any guaranty required to be delivered by Pertamina under the SPA was not delivered for a period exceeding 10 business days or such guaranty ceased to be in effect for longer than 10 business days; (iv) Pertamina or its guarantor failed to satisfy certain credit rating requirements; (v) any guarantor was not an affiliate of Pertamina; (vi) Pertamina or its guarantor failed to execute certain agreements with financial lenders; (vii) Pertamina failed to comply with applicable trade laws; or (viii) Pertamina violated provisions of the SPA restricting how LNG purchased under the SPA may be used.
Either party would have the right to terminate the SPA if: (i) a bankruptcy event (as defined in the SPA) occurred with respect to the other party; (ii) the other party failed to pay amounts due under the SPA in excess of US$30 million; (iii) the other party’s business practices caused it to violate certain applicable laws; or (iv) the conditions to the commencement of the 20-year term specified in the SPA were not satisfied or waived by December 31, 2014, or a later date if so agreed by Pertamina and CCLNG.
Under the SPA, CCLNG and Pertamina will be responsible for their respective taxes, and each may assign the SPA as provided in the SPA.
The descriptions of material terms of the SPA set forth above are not complete, are subject to further provisions (including exceptions, qualifications and alternatives), and are qualified in their entirety by reference to the full text of the SPA, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Omnibus Agreement
On December 4, 2013, CCLNG, Pertamina and CEI entered into an Omnibus Agreement (the "Omnibus Agreement") pursuant to which the SPA would be terminated in the event CEI determines that there is a substantial likelihood that a positive final investment decision and issuance of full notice to proceed with respect to the construction of the sixth liquefaction train at Sabine Pass Liquefaction, LLC’s ("SPL") liquefaction facility will occur prior to a positive final investment decision and issuance of full notice to proceed with respect to the construction of the first liquefaction train at the CCLNG facility ("CCLNG FID"). In such event and subject to the approval of the board of directors of Cheniere Energy Partners GP, LLC, the board of managers of SPL and the required SPL lenders, Pertamina will enter an LNG sale and purchase agreement with SPL on substantially similar terms as the SPA ("SPL SPA"). The purchase and sale obligations under the SPL SPA would commence on the date of first commercial delivery of LNG from the sixth liquefaction train at the SPL liquefaction facility. The Omnibus Agreement will terminate on the earlier of (i) the date of the CCLNG FID and (ii) December 31, 2015.
The descriptions of material terms of the Omnibus Agreement set forth above are not complete, are subject to further provisions (including exceptions, qualifications and alternatives) and are qualified in their entirety by reference to the full text of the Omnibus Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

ITEM 7.01    OTHER EVENTS.
A copy of the press release relating to the SPA is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Information included on CEI’s website is not incorporated herein by reference.
The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.
Item 9.01    Financial Statements and Exhibits.
d) Exhibits

Exhibit
Number	Description

10.1*	LNG Sale and Purchase Agreement (FOB), dated December 4, 2013, between Corpus Christi Liquefaction, LLC (Seller) and PT PERTAMINA (PERSERO) (Buyer).

10.2*	Omnibus Agreement, dated December 4, 2013, among Cheniere Energy, Inc., Corpus Christi Liquefaction, LLC and PT PERTAMINA (PERSERO).

99.1**	Press Release, dated December 4, 2013.

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: December 4, 2013	By:	/s/ H. Davis Thames
	Name:	H. Davis Thames
	Title:	Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1*	LNG Sale and Purchase Agreement (FOB), dated December 4, 2013, between Corpus Christi Liquefaction, LLC (Seller) and PT PERTAMINA (PERSERO) (Buyer).

10.2*	Omnibus Agreement, dated December 4, 2013, among Cheniere Energy, Inc., Corpus Christi Liquefaction, LLC and PT PERTAMINA (PERSERO).

99.1**	Press Release, dated December 4, 2013.

* Filed herewith.
** Furnished herewith.